UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2010
Weatherford International Ltd.
(Exact name of registrant as specified in its charter)

Switzerland	001-34258	98-0606750
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification Number)

4-6 Rue Jean-François Bartholoni
1204 Geneva
Switzerland	Not Applicable
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: +41-22-816-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective December 16, 2010, Weatherford promoted Peter T. Fontana to Senior Vice President and Chief Operating Officer.
Mr. Fontana was appointed Vice President — Western Hemisphere in July 2009. Mr. Fontana joined the Company in January 2005 as Director Project Management and later that same year was appointed Vice President for the Latin America Region where he served until July 2009. Prior to joining the Company, Mr. Fontana held leadership positions with Baker Hughes, Forasol/Foramer and The Western Company of North America. Information regarding Mr. Fontana’s compensation arrangements is included in our proxy statement filed with the Securities and Exchange Commission on May 13, 2010. In connection with his promotion, Mr. Fontana will receive a market-based adjustment to increase his base salary by $250,000.
David Ackert, who until now was Senior Vice President—Eastern Hemisphere, will help with the transition while we look for other opportunities for him to serve in a non-officer role.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEATHERFORD INTERNATIONAL LTD.
By:	/s/ JOSEPH C. HENRY
Name:	Joseph C. Henry
Title:	Vice President and Co-General Counsel

December 16, 2010